Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT
dated as of September 16, 2025,
among
NOVELIS HOLDINGS INC.,
as Borrower,

NOVELIS INC.,
as Intermediate Holdings,
and
THE OTHER LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO, and

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent.

CITIGROUP GLOBAL MARKETS INC.,
BOFA SECURITIES, INC.,
BNP PARIBAS SECURITIES CORP.,
DEUTSCHE BANK SECURITIES INC., and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.,
as Joint Bookrunner

ID: 4904-4644-6683 - MSW

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 16, 2025, is entered into among NOVELIS HOLDINGS INC., a Delaware corporation, as borrower (in such capacity, and together with its successors in such capacity, the “Borrower”), NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at One Phipps Plaza, 3550 Peachtree Road Suite 1100, Atlanta, GA 30326, USA (together with its successors, “Intermediate Holdings”), the Subsidiary Guarantors, the Lenders party hereto, the Replacement Term Lender (as defined below), and CITIBANK, N.A., as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) for the Lenders, and as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”) for the Lenders.
RECITALS
WHEREAS, the Borrower, Intermediate Holdings, the other Loan Parties from time to time party thereto, the Administrative Agent, the Collateral Agent and the Lenders from time to time party thereto, are party to that certain Credit Agreement, dated as of March 11, 2025 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, Intermediate Holdings and the Borrower have requested amendments to the Credit Agreement to, among other things, reduce the Applicable Margin on the Initial Term Loans as herein set forth; and
WHEREAS, Intermediate Holdings, the Borrower, the other Loan Parties party hereto, the Administrative Agent, the Collateral Agent and the Lenders party hereto, including the Replacement Term Lender, have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.
Section 2.Amendments. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), immediately after giving effect to the assignments to the Replacement Term Lender described in Sections 3 and 4 below, the Credit Agreement is hereby amended as follows:
(i)Section 1.01 of the Credit Agreement is hereby amended to add the following new defined term in alphabetical order:
““Amendment No. 1 Effective Date” shall mean September 16, 2025.”.
ID: 4904-4644-6683 - MSW

(ii)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” therein as follows:
““Applicable Margin” shall mean (a) in the case of the Initial Term Loans, for any day, (i) prior to the Amendment No. 1 Effective Date, 2.00% per annum for SOFR Loans and 1.00% per annum for Base Rate Loans, and (ii) on and after the Amendment No. 1 Effective Date, 1.75% per annum for SOFR Loans and 0.75% per annum for Base Rate Loans, and (b) in the case of Incremental Term Loans, the margin specified in the applicable Increase Joinder.”.
(iii)Section 2.10 of the Credit Agreement is hereby amended by amending and restating clause (j) therein as follows:
“(j)    Prepayment Premium. Notwithstanding anything herein to the contrary, in the event that all or any portion of the Term Loans are repaid voluntarily or mandatorily repaid with proceeds of, or any exchange of Term Loans into, Indebtedness; or repriced (or effectively refinanced, and including any mandatory assignment by a Lender in connection with any of the foregoing), in each case in connection with any Refinancing/Repricing Transaction, each Lender holding a Term Loan shall be paid a premium equal to 1.00% of such Lender’s pro rata share of the amount of such Term Loan so repaid, repriced, exchanged or effectively refinanced (or mandatorily assigned), if such repayment, exchange, repricing refinancing or mandatory assignment is effected prior to the date that is six months after the Amendment No. 1 Effective Date; provided that no such fee shall be payable in connection with any transaction that would, if consummated, constitute a Change in Control or a Transformative Acquisition. As a condition to effectiveness of any required assignment by any non-consenting Lender of its Term Loans pursuant to Section 2.16 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the date that is six months after the Amendment No. 1 Effective Date that has the effect of reducing the Applicable Margin or interest rate for any Term Loans from the Applicable Margin or interest rate in effect on the Amendment No. 1 Effective Date, the Borrower shall pay to such non-consenting Lender of Term Loans a premium or fee equal to the premium or fee that would apply pursuant to the preceding sentence if such non-consenting Lender’s Term Loans being assigned were being prepaid.”.
(iv) Section 2.20(c) of the Credit Agreement is hereby amended by amending and restating clause (iv) therein as follows:
“(iv)    the Applicable Margins for the Incremental Term Loans shall be determined by Intermediate Holdings and the applicable new Lenders and the interest rate for the Incremental Term Loans shall be determined by reference to the Term SOFR (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.20(f)(i)); provided, however, that with respect to any Incremental Term Loans comprised of syndicated term loans denominated in Dollars and incurred prior to the date that is six months after the Amendment No. 1 Effective Date, if the initial yield on such Incremental Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Term SOFR (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.20(f)(i)) on such Incremental Term Loans, (y) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive an upfront or similar fee (other than any customary arrangement, underwriting or similar fees that are paid to the arranger of such Incremental Term Loans in its capacity as such) directly or indirectly from Intermediate Holdings, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such Incremental Term Loans and (B) four, and (z) any amount by which the minimum Term SOFR (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.20(f)(i)) applicable to such Incremental Term Loans exceeds the minimum Term SOFR then applicable to the Initial Term Loans) exceeds the Applicable Margin then in effect for SOFR Loans that are Initial Term Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Net Yield”), then the Applicable Margin then in effect for Initial Term Loans shall automatically be increased by the Incremental Net Yield, effective upon the making of the Incremental Term Loans; provided that to the extent the Applicable Margin applicable to the Initial Term Loans is so increased, the Applicable Margin on the Term Loans advanced after the Closing Date but prior to the relevant Increase Effective Date shall be increased such that the difference between the Applicable Margin applicable to the Initial Term Loans and such Term Loans remains constant (or, if such Applicable Margin of both such series of Term Loans was equal, such Applicable Margin remains equal); provided, further, that if the applicable Incremental Term Loans have an interest rate floor greater than the applicable interest rate floor for the Initial Term Loans, such differential between the interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin applicable to the Initial Term Loans shall be required, but only to the extent an increase in the interest rate floor for the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between interest rate floors. All determinations by the Administrative Agent as to Incremental Net Yield or other matters contemplated by this Section 2.20 shall be conclusive absent manifest error.”.
Section 3.Replacement of Non-Consenting Lenders. Each existing Lender holding Initial Term Loans that does not execute a counterpart to this Agreement in the form attached hereto as Annex I with respect to such Lender’s Initial Term Loans will be deemed to be a non-consenting Lender (each such Lender in such capacity, a “Non-Consenting Lender”) for purposes of Section 10.02(d) of the Credit Agreement. Intermediate Holdings shall be deemed to have exercised its right pursuant to Section 10.02(d) of the Credit Agreement to require that each Non-Consenting Lender assign and delegate, without recourse, all interests, rights and obligations under the Credit Agreement and the other Loan Documents with respect to the Initial Term Loans to Citibank, N.A., as replacement lender (in such capacity, the “Replacement Term Lender”), which assignment shall occur immediately and automatically, without action by or consent of any Non-Consenting Lender, upon satisfaction of the condition in Section 5(f) below, and the Replacement Term Lender agrees to accept each such assignment.

Section 4.Effect of Consents; Certain Assignments by Consenting Lenders.
(a)Each Lender holding Initial Term Loans that executes a counterpart to this Amendment with respect to such Lender’s Initial Term Loans (each such Lender in such capacity, a “Consenting Lender”) in the form attached hereto as Annex I (such counterpart, a “Consent”) will be deemed to irrevocably and unconditionally approve the amendments to the Credit Agreement set forth in Section 2 (for the avoidance of doubt, whether such Consenting Lender selects the “Cashless Consent Option” or the “Assign and Reallocation Consent Option” with respect to Initial Term Loans on its Consent).
(b)Each Consenting Lender that selects the “Assign and Reallocation Consent Option” on its Consent with respect to its existing Initial Term Loans (each such Consenting Lender, an “Assigning Consenting Lender”) will be deemed to have agreed to (i) assign 100% of the outstanding principal amount of its Initial Term Loans to the Replacement Term Lender and (ii) purchase by assignment (or cause one or more of its Affiliates to purchase by assignment), from the Replacement Term Lender, a like principal amount of Initial Term Loans (or such lesser principal amount allocated to such Assigning Consenting Lender or its Affiliate by the Borrower and the Administrative Agent), as such Initial Term Loans are modified by this Amendment (the Initial Term Loans as so modified, the “Amended Initial Term Loans”). In connection with each assignment described in the foregoing clause (b)(i), the Replacement Term Lender shall purchase from each Assigning Consenting Lender all Initial Term Loans held by such Assigning Consenting Lender by paying to such Assigning Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. Other than its execution of this Amendment and selection of the “Assign and Reallocation Consent Option” with respect to its existing Initial Term Loans, no action (including, for the avoidance of doubt, the execution of any Assignment and Assumption) by any Assigning Consenting Lender shall be necessary in connection with the assignments described in the foregoing clause (b)(i), and each such assignment shall occur immediately and automatically upon satisfaction of the condition in Section 5(f) below, and the Replacement Term Lender agrees to accept each such assignment.
(c)Each Consenting Lender that selects the “Cashless Consent Option” on its Consent (each such Consenting Lender, a “Cashless Consenting Lender”) will be deemed to have agreed to continue to hold 100% of the outstanding principal amount of its Initial Term Loans (or such lesser principal amount allocated to such Cashless Consenting Lender by the Borrower and the Administrative Agent) in the form of Amended Initial Term Loans. Notwithstanding anything to the contrary herein or in the Credit Agreement, the Borrower and the Administrative Agent may allocate the Amended Initial Term Loans (including Initial Term Loans held by Cashless Consenting Lenders immediately prior to the Amendment Effective Date) in their sole discretion. To the extent any Cashless Consenting Lender’s allocated principal amount of Amended Initial Term Loans (such allocated principal amount, an “Allocated Amended Initial Term Loan Amount”) is less than the principal amount of Initial Term Loans held by such Cashless Consenting Lender immediately prior to the Amendment Effective Date, such Consenting Lender shall be required to assign the portion of its existing Initial Term Loans that exceeds its Allocated Amended Initial Term Loan Amount to the Replacement Term Lender (a “Cashless Consenting Lender Assignment”; and any amount so assigned, a “Cashless Consenting Lender Assigned Amount”). Cashless Consenting Lender Assignments, if any, will not, for the avoidance of doubt, be required to be made by all Cashless Consenting Lenders on a pro rata basis. In connection with each Cashless Consenting Lender Assignment (if any), the Replacement Term Lender shall purchase from each Cashless Consenting Lender Initial Term Loans in a principal amount equal to such Cashless Consenting Lender’s Cashless Consenting Lender Assigned Amount by paying to such Cashless Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. Other than its execution of this Amendment and selection of the “Cashless Consent Option” with respect to its Initial Term Loans, no action (including, for the avoidance of doubt, the execution of any Assignment and

Assumption) by any Cashless Consenting Lender shall be necessary in connection with any Cashless Consenting Lender Assignment, and each such Cashless Consenting Lender Assignment shall occur immediately and automatically effective upon satisfaction of the condition in Section 5(f) below. In connection with the foregoing, (i) the Replacement Term Lender agrees to accept each such Cashless Consenting Lender Assignment, and (ii) each Cashless Consenting Lender agrees to the potential assignment to the Replacement Term Lender of all or a portion of its existing Initial Term Loans pursuant to a Cashless Consenting Lender Assignment.
(d)Each Consenting Lender (whether such Consenting Lender is an Assigning Consenting Lender or a Cashless Consenting Lender) agrees to the provisions set forth in this Section 4 (including the effectuation of each Cashless Consenting Lender Assignment in respect of any other Cashless Consenting Lender’s existing Initial Term Loans).
Section 5.Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied, or duly waived by the Lenders party hereto and the Agents party hereto:
(a)Executed Amendment. The Administrative Agent shall have received (x) from the Required Lenders (determined immediately prior to giving effect to the replacement of any Non-Consenting Lenders), and each Lender (determined immediately after giving effect to the replacement of any Non-Consenting Lender as provided herein), in each case (i) a Consent signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Amendment) that such party has signed a Consent, and (y) from each of the Loan Parties, the Administrative Agent, the Collateral Agent, and the Replacement Term Lender, a duly executed counterpart to this Amendment.
(b)Confirmations and Reaffirmations. The Administrative Agent shall have received duly executed confirmations or reaffirmations of each Guarantee, each Foreign Guarantee, each existing Security Document or other Loan Document, in each case as the Administrative Agent or the Collateral Agent may require in connection with the transactions contemplated by this Amendment.
(c)Corporate Documents. The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)a certificate of the secretary, assistant secretary or managing director or other director of each Loan Party dated the Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body or Person) and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (C) as to the incumbency and specimen signature of each officer or authorized signatory executing this Amendment and any Loan Document or any other document delivered in connection herewith or therewith on behalf of such Loan Party (together with a certificate of another officer, director or authorized signatory as to the incumbency and specimen signature of the secretary, assistant secretary, managing director or other director executing the certificate in this clause (i), and other customary evidence of incumbency) and (D) that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded;
(ii)a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State in the state or jurisdiction of organization of such Loan Party (or other applicable Governmental Authority);
(iii)evidence that the records of the applicable Loan Parties at the United Kingdom Companies House and each other relevant registrar of companies (or equivalent Governmental Authority) in the respective jurisdictions of organization of the Loan Parties are accurate, complete and up to date and that the latest relevant accounts have been duly filed, where applicable;
(iv)a copy of the constitutional documents of any Person incorporated in Ireland whose shares are subject to security under any Security Document, together with any resolutions of the shareholders of such Person adopting such changes to the constitutional documents of that Person to remove any restriction on any transfer of shares or partnership interests (or equivalent) in such Person pursuant to any enforcement of any such Security Document;
(v)a certificate from a director of each Irish Guarantor confirming that section 82 of the Companies Act 2014 of Ireland does not restrict its entry into any Loan Document to which such Person is a party and that each of the Loan Parties are members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of Section 7 of the Companies Act 2014 of Ireland and Section 8 of the Companies Act 2014 of Ireland;
(vi)[reserved];
(vii)up-to date copy of the constitutional documents (e.g., for a German GmbH: Handelsregisterauszug, Gesellschaftsvertrag, Gesellschafterliste) for each German Loan Party; and
(viii)such other documents as the Lenders or the Administrative Agent may reasonably request.
(d)Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by an authorized signatory of the Borrower, certifying compliance with the conditions precedent set forth in this Section 5 (other than clause (f)).
(e)Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties (or, if applicable, Agent’s counsel) from each jurisdiction in which a Loan Party is organized, in each case (A) dated the Amendment Effective Date, (B) addressed to the Agents and the Lenders and (C) covering such matters relating to the Amendment, Loan Documents and the Transactions as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each this Amendment and the Amended Credit Agreement to which it is a party and enforceability of each Loan Document to which it is a party.
(f)Assignments of Initial Term Loans. (i) all Obligations of the Borrower with respect to the Initial Term Loans owing to any Non-Consenting Lender being replaced pursuant to Section 3 shall be paid in full to such Non-Consenting Lender by the Replacement Term Lender in accordance with clause (iv) below (or, in the case of any expenses, fees or indemnities, the Borrower), substantially concurrently with the assignments described in Section 3, (ii) all Obligations of the Borrower with respect to the Initial Term Loans owing to any Assigning Consenting Lender shall be paid in full to such Assigning Consenting Lender by the Replacement Term Lender in accordance with clause (iv) below (or, in the case of any expenses, fees or indemnities, the Borrower), substantially concurrently with the assignments described in Section 4(b)(i), (iii) all Obligations of the Borrower with respect to the Cashless Consenting

Lender Assigned Amount owing to any Cashless Consenting Lender pursuant to a Cashless Consenting Lender Assignment contemplated by Section 3(c) shall be paid in full to such Cashless Consenting Lender by the Replacement Term Lender in accordance with clause (iv) below (or, in the case of any expenses, fees or indemnities, the Borrower), substantially concurrently with the assignments described in Section 3(c) and (iv) the Replacement Term Lender shall pay to each such Non-Consenting Lender, each such Assigning Consenting Lender and each such Cashless Consenting Lender an amount equal to (x) in the case of any Non-Consenting Lender and any Assigning Consenting Lender, the principal amount of the Initial Term Loans held by such Non-Consenting Lender or such Assigning Consenting Lender, as applicable, in each case, plus accrued and unpaid interest thereon, and (y) in the case of any Cashless Consenting Lender, the Cashless Consenting Lender Assigned Amount of such Cashless Consenting Lender, in each case, plus accrued and unpaid interest thereon.
(g)USA PATRIOT Act; Beneficial Ownership Certification. The Administrative Agent and the Lenders shall have received, at least 5 Business Days prior to the Amendment Effective Date, and shall be satisfied with, all documentation and other information that may be required by the Administrative Agent or the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 10.13 of the Credit Agreement, in each case to the extent requested thereby at least 10 Business Days prior to the Amendment Effective Date. At least 5 Business Days prior to the Amendment Effective Date Date, Intermediate Holdings shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in respect of the Loan Parties at least 10 Business Days prior to the Amendment Effective Date.
(h)Fees. The Lead Arranger for the Amendment, the Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.
(i)Representations and Warranties. Each of the representations and warranties contained in Section 6 below and in any other Loan Document shall be true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof.
(j)No Default or Event of Default. Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment.

Section 6.Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each Lender as follows:
(a)After giving effect to this Amendment, each of the representations and warranties in the Amended Credit Agreement or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(b)The execution and delivery by Intermediate Holdings, the Borrower and the other Loan Parties of this Amendment and each other Loan Document to which it is a party entered into on the date hereof, and the performance of this Amendment and the Amended Credit Agreement by Intermediate Holdings, the Borrower and the other Loan Parties party thereto, in each case have been duly authorized by all requisite organizational action on its part and will not violate any of its Organizational Documents.
(c)This Amendment and each other Loan Document entered into on the date hereof has been duly executed and delivered by Intermediate Holdings, the Borrower, and each other Loan Party, in each case that is a party thereto, and each of this Amendment, the Amended Credit Agreement and each other Loan Document entered into on the date hereof constitutes Intermediate Holdings’, the Borrower’s and each other Loan Party’s, as applicable, and to the extent that such Person is a party to such document, legal, valid and binding obligation, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
(d)Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
Section 7.Continuing Effect; Liens and Guarantees; No Novation.
(a)Each of the Loan Parties hereby consents to this Amendment and the Amended Credit Agreement. Each of the Loan Parties hereby acknowledges and agrees that all of its Secured Obligations, including all Liens and Guarantees granted to the Secured Parties under the applicable Loan Documents, are ratified and reaffirmed and that such Liens and Guarantees shall continue in full force and effect on and after Amendment Effective Date to secure and support the Secured Obligations. Each of the Loan Parties hereby further ratifies and reaffirms the validity, enforceability and binding nature of the Secured Obligations.
(b)Each of the Loan Parties hereby (i) acknowledges and agrees to the terms of this Amendment and the Amended Credit Agreement and (ii) confirms and agrees that, each of its Guarantee and any Foreign Guarantee is, and shall continue to be, in full force and effect, and shall apply to all Secured Obligations without defense, counterclaim or offset of any kind and each of its Guarantee and any such Foreign Guarantee is hereby ratified and confirmed in all respects. The Borrower hereby confirms its liability for the Secured Obligations, without defense, counterclaim or offset of any kind.
(c)Each of the Loan Parties hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted by it to the Collateral Agent for the benefit of the Secured Parties to secure any of the Secured Obligations by any Loan Party pursuant to the Loan Documents to which any of the Loan Parties is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.
(d)Without limiting the generality of this Section 8 or Section 9, (i) neither this Amendment, the Amended Credit Agreement, nor any other Loan Document entered into in connection herewith or therewith, shall extinguish the “Secured Obligations” (or any term of like import) as defined or referenced in each Security Agreement, or the “Secured Obligations” under and as defined in the Credit Agreement (collectively, the “Loan Document Secured Obligations”), or discharge or release the priority of any Loan Document, and any security interest previously granted pursuant to each Loan Document is hereby reaffirmed and each such security interest continues in effect and secures the Loan Document Secured Obligations, (ii) nothing contained herein, in the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith shall be construed as a substitution or novation of all or any portion of the Loan Document Secured Obligations or instruments securing any of the foregoing, which shall remain in full force and effect and shall continue as obligations under the Amended Credit Agreement, and (iii) nothing implied in this Amendment, the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith, or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party from any of its Loan Document Secured Obligations, it being understood that such obligations shall continue as obligations under the Amended Credit Agreement.
Section 8.Reference to and Effect on the Loan Documents.
(a)Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including all exhibits and schedules to each of the Credit Agreement and the other Loan Documents) are and shall remain in full force and effect and are hereby ratified and confirmed. The amendments provided for herein are limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement, as amended hereby, or the same sections or any provision of any other Loan Document for any other date or purpose.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.
(c)The execution and delivery of this Amendment by any Loan Party shall not constitute a joinder by, or agreement to be bound by the terms of, any Loan Document to which such Loan Party is not a party.
(d)This Amendment shall constitute a Loan Document.

Section 9.Further Assurances.
(a)Each Loan Party hereby agrees to execute any and all further documents, agreements and instruments and take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment, including to continue and maintain the effectiveness of the Liens and guarantees provided for under the Loan Documents, with the priority contemplated under the Loan Documents. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into all such further documents, agreements and instruments, and to file all financing statements deemed by the Administrative Agent to be reasonably necessary or advisable in connection with this Amendment.
Section 10.Counterparts.
(a)This Amendment and any notices delivered under this Amendment, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to the Administrative Agent under this Amendment.
(b)This Amendment and any notices delivered under this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy or electronic image scan transmission (e.g., PDF via electronic email) of an executed signature page and any notices as set forth herein shall constitute receipt by the Administrative Agent and shall be as effective as delivery of a manually executed counterpart of the Amendment or notice.
Section 11.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
Section 12.Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 13.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 14.Submission to Jurisdiction; Waiver of Venue; Service of Process. Sections 10.09(b), (c) and (d) of the Amended Credit Agreement are hereby incorporated by reference mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized signatories, officers or members on the date first indicated above.
NOVELIS HOLDINGS INC., as the Borrower
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Treasurer

NOVELIS INC., as Intermediate Holdings
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Vice President and Treasurer

NOVELIS CORPORATION, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Assistant Treasurer

[Signature Page to TL Amendment 1]

NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC., as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Treasurer

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Treasurer

NOVELIS ALR ALUMINUM HOLDINGS CORPORATION, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Assistant Treasurer

NOVELIS ALR INTERNATIONAL, INC., as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Assistant Treasurer
[Signature Page to TL Amendment 1]

NOVELIS ALR ALUMINUM-ALABAMA, LLC, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

NOVELIS ALR ASSET MANAGEMENT CORPORATION, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Assistant Treasurer

NOVELIS ALR ROLLED PRODUCTS, INC. as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Assistant Treasurer

[Signature Page to TL Amendment 1]

NOVELIS UK LTD, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Attorney

NOVELIS EUROPE HOLDINGS LIMITED, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Attorney

[Signature Page to TL Amendment 1]

NOVELIS AG, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

NOVELIS SWITZERLAND SA, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

[Signature Page to TL Amendment 1]

4260848 CANADA INC., as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

4260856 CANADA INC., as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

8018227 CANADA INC., as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

[Signature Page to TL Amendment 1]

SIGNED AND DELIVERED AS A DEED
for and on behalf of NOVELIS ALUMINIUM HOLDING UNLIMITED COMPANY, , as a Subsidiary Guarantor, by its lawfully appointed attorney, in the presence of:
By:    /s/ Randal P. Miller
    Name: Randal P. Miller
    Title: Attorney
witness:
By:    /s/ Emily Bell
    Name: Emily Bell
    Title: Paralegal/Legal Billing Specialist

Address: 3350 Peachtree Rd NE
     Suite 1100
     Atlanta, GA 30326

Occupation: Paralegal/Legal Billing Specialist

[Signature Page to TL Amendment 1]

NOVELIS DEUTSCHLAND GMBH, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Person Authorised

NOVELIS SHEET INGOT GMBH, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Person Authorised

NOVELIS KOBLENZ GMBH, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Person Authorised

NOVELIS CASTHOUSE GERMANY GMBH, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Person Authorised

[Signature Page to TL Amendment 1]

NOVELIS DEUTSCHLAND HOLDING GMBH, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Person Authorised

[Signature Page to TL Amendment 1]

NOVELIS DO BRASIL LTDA., as a Subsidiary Guarantor
By:    /s/ Randal P. Miller
    Name: Randal P. Miller
    Title: Attorney-in-fact
witness:
By:    /s/ Emily Bell
    Name: Emily Bell
    Title: Paralegal/Legal Billing Specialist
witness:
By:    /s/ Sean Ehni
    Name: Sean Ehni
    Title: Associate General Counsel
[Signature Page to TL Amendment 1]

NOVELIS NETHERLANDS B.V., registered with the Dutch trade register under trade register number 33299643, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorised Signatory

[Signature Page to TL Amendment 1]

NOVELIS MEA LTD, a Company Limited by Shares under the Companies Law of the Dubai International Financial Centre, as a Subsidiary Guarantor
By: /s/ Randal P. Miller
Name: Randal P. Miller
Title: Authorized Signatory

[Signature Page to TL Amendment 1]

CITIBANK, N.A., as Administrative Agent and as Collateral Agent
By:	/s/ Paul L. Burraghis
Name: Paul L. Burraghis Title: Vice President
CITIBANK, N.A., as Replacement Term Lender
By:	/s/ Paul L. Burraghis
Name: Paul L. Burraghis Title: Vice President

[Signature Page to TL Amendment 1]

Annex I
CONSENT TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

CONSENT (this “Consent”) to Amendment No. 1 to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated as of March 11, 2025 (as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Novelis Holdings Inc., a Delaware corporation, as Borrower, NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at One Phipps Plaza, 3550 Peachtree Road Suite 1100, Atlanta, GA 30326, USA, the Subsidiary Guarantors party thereto, the Lenders and other lending and financial institutions from time to time party thereto, and CITIBANK, N.A., as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”), and as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”). Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Credit Agreement or the Amendment, as applicable.

Existing Lenders of Initial Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):
Cashless Consent Option
☐    to continue to hold 100% of the outstanding principal amount of your
Initial Term Loans (or such lesser principal amount allocated to you by the Borrower and the Administrative Agent in their sole discretion) as Amended Initial Term Loans

Assign and Reallocation Consent Option
☐    to (i) assign 100% of the outstanding principal amount of your Initial Term Loans to the Replacement Term Lender on the Amendment Effective Date and (ii) purchase by assignment (or cause one or more Affiliates of such Assigning Consenting Lender to purchase by assignment) from the Replacement Term Lender a like principal amount of Amended Initial Term Loans (or such lesser principal amount allocated to you or your Affiliates by the Borrower and the Administrative Agent)

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized signatory

____________________________________________________________
as a Lender (type name of the legal entity)
By: ________________________________
       Name:
Title:
If a second signature is necessary:
By: ________________________________
       Name:
Title: